As filed with the Securities and Exchange Commission on June 14, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

RUDDICK CORPORATION
 (Exact name of registrant as specified in its charter)

         North Carolina                                                                 56-0905940
         (State or Other Jurisdiction                                                          (I.R.S. Employer
    of Incorporation or Organization)                                                   Identification No.)

                                                     301 S. Tryon Street, Suite 1800
                                                         Charlotte, North Carolina                                                                    28202
                                             (Address of Principal Executive Offices)                                                       (Zip Code)

RUDDICK RETIREMENT AND SAVINGS PLAN
 (Full Title of the Plan)

DOUGLAS J. YACENDA
Secretary
Ruddick Corporation
301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202
 (Name and Address of Agent for Service)

(704) 372-5404
 Telephone Number, Including Area Code, of Agent for Service

Copy to:
 RICHARD W. VIOLA, ESQ.
Helms Mulliss & Wicker, PLLC
201 North Tryon Street
Charlotte, North Carolina 28202
Telephone:  (704) 343-2149

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	1,000,000 shares	$30.735	$30,735,000	$944

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  The price is estimated in accordance with Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Ruddick Corporation's common stock reported on the New York Stock Exchange on June 7, 2007.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of this registration statement (the "Registration Statement") of Ruddick Corporation (the "Registrant") will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").  Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus (the "Prospectus") that meets the requirements of Sections 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

(a)        The Registrant's Annual Report on Form 10-K for the year ended October 1, 2006, filed with the Commission on December 6, 2006, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)        The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006 and April 1, 2007, filed with the Commission on February 7, 2007 and May 9, 2007 rspectively;

(c)        The Registrant's Current Report on Form 8-K, filed with the Commission on February 20, 2007;

(d)        The Ruddick Retirement and Savings Plan (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 2006, filed with the Commission on June 14, 2007; and

(e)        The description of the Registrant's Common Stock contained in its Registration Statement filed pursuant to Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description, including the Registrant's Registration Statement on Form 8-A filed December 15, 2000.

Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. A Current Report on Form 8-K furnished to, but not filed with, the Commission will not be incorporated by reference into this Registration Statement or the Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the

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 Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

There are no provisions in the Registrant's Restated Articles of Incorporation and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification.  The Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors.  However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors and officers (as well as certain other persons) against any and all liability and expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant.  Pursuant to such Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified.  Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him.  The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses

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 when he is wholly successful in his defense, unless the articles of incorporation provide otherwise.  Section 55-8-53 of the Act permits a corporation to advance expenses to a director in defending a proceeding in advance of the final disposition of such proceeding upon the authorization of the board of directors.  Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54.  Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by a resolution of the Board of Directors.

In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated by reference as Exhibit 99.1 of this Registration Statement.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.           Description of Exhibit

          3.1               Restated Articles of Incorporation of the Company, dated December 14, 2000, incorporated herein by reference to Exhibit 3.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 2000 (Commission File No. 1-6905).

          3.2               Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 of the registrant's Quarterly Report of Form 10-Q for the quarterly period ended December 29, 2002 (Commission File No. 1-6905).

          5.1              Opinion of Helms Mulliss & Wicker, PLLC.

                              The Registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plan.

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        23.1               Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1).

        23.2               Consent of KPMG LLP, independent registered public accounting firm.

        23.3               Consent of Dixon Hughes PLLC, independent registered public accounting firm.

        24.1               Power of Attorney (included on the signature page contained in Part II hereof).

        99.1               Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.2 of the Registrant's Registration Statement on Form S-8, Registration No. 333-19085).

Item 9.  Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 13, 2007.

RUDDICK CORPORATION

By:   /s/ THOMAS W. DICKSON
        Thomas W. Dickson
        Chairman of the Board, President and
        Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Thomas W. Dickson, John B. Woodlief and Ronald H. Volger as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS W. DICKSON Thomas W. Dickson	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2007
/s/ JOHN B. WOODLIEF John B. Woodlief	Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	June 13, 2007

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/s/ RONALD H. VOLGER Ronald H. Volger	Vice President and Treasurer (Principal Accounting Officer)	June 13, 2007
/s/ JOHN R. BELK John R. Belk	Director	June 13, 2007
Edwin B. Borden, Jr.	Director
/s/ JOHN P. DERHAM CATO John P. Derham Cato	Director	June 13, 2007
/s/ ALAN T. DICKSON Alan T. Dickson	Director	June 13, 2007
/s/ R. STUART DICKSON R. Stuart Dickson	Director	June 13, 2007
James E. S. Hynes	Director
/s/ ANNA S. NELSON Anna S. Nelson	Director	June 13, 2007
/s/ BAILEY W. PATRICK Bailey W. Patrick	Director	June 13, 2007
/s/ ROBERT H. SPILMAN, JR. Robert H. Spilman, Jr.	Director	June 13, 2007
/s/ HAROLD C. STOWE Harold C. Stowe	Director	June 13, 2007
/s/ ISAIAH TIDWELL Isaiah Tidwell	Director	June 13, 2007

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The Plan

            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Ruddick Retirement and Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on June 13, 2007.

                                                THE RUDDICK CORPORATION
                                                            RETIREMENT AND SAVINGS PLAN

                                                By:  Ruddick Corporation, as Plan Sponsor

                                                By:   /s/ JOHN B. WOODLIEF
                                                                        Vice President-Finance and
                                                                        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description of Exhibit

          3.1               Restated Articles of Incorporation of the Company, dated December 14, 2000, incorporated herein by reference to Exhibit 3.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 2000 (Commission File No. 1-6905).

          3.2               Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 of the registrant's Quarterly Report of Form 10-Q for the quarterly period ended December 29, 2002 (Commission File No. 1-6905).

          5.1               Opinion of Helms Mulliss & Wicker, PLLC.

        23.1               Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1).

        23.2               Consent of KPMG LLP, independent registered public accounting firm.

        23.3               Consent of Dixon Hughes PLLC, independent registered public accounting firm.

        24.1               Power of Attorney (included on the signature page contained in Part II hereof).

        99.1               Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.2 of the Registrant's Registration Statement on Form S-8, Registration No. 333-19085).

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